UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

THE RADOFF FAMILY FOUNDATION Bradley l. radoff SUDBURY CAPITAL FUND, LP SUDBURY CAPITAL GP, LP SUDBURY HOLDINGS, LLC SUDBURY CAPITAL MANAGEMENT, LLC dayton judd michael lohner
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Bradley L. Radoff, Sudbury Capital Fund, LP and the other participants named herein (collectively, the “Radoff-Sudbury Group”), have filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of the Radoff-Sudbury Group’s highly-qualified director nominees at the fiscal year 2024 annual meeting of stockholders of LifeVantage Corporation, a Delaware corporation (the “Company”).

Item 1: On October 19, 2023, the Radoff-Sudbury Group sent the following letter to stockholders:

Item 2: On October 19, 2023, the Radoff-Sudbury Group issued the following press release:

The Radoff-Sudbury Group Sets the Record Straight and Highlights Key Facts that Reinforce the Need for Targeted Boardroom Change at LifeVantage Corporation

Exposes the Misrepresentations and Distortions Included in LifeVantage’s Recent Presentation

Believes Recent Misleading Statements from “Independent” Directors Underscore Chairman Garry Mauro’s Outsized Influence Over LifeVantage, Where He Has Served as a Director for Over 15 Years

Encourages Stockholders to Review the Radoff-Sudbury Group Investor Presentation and Vote for Nominees Dayton Judd, Michael Lohner and Bradley L. Radoff on the BLUE Proxy Card Ahead of the Upcoming Annual Meeting on November 6th

NEW YORK--(BUSINESS WIRE)--Bradley L. Radoff and Sudbury Capital Fund, LP (together with their affiliates, the “Radoff-Sudbury Group,” “we” or our “Group”), who collectively own approximately 12.8% of the outstanding stock of LifeVantage Corporation (Nasdaq: LFVN) (“LifeVantage” or the “Company”), today responded to the misrepresentations and distortions included in the Company’s recently issued presentation. Dayton Judd, Michael Lohner and Bradley L. Radoff have been nominated by the Radoff-Sudbury Group for election to LifeVantage’s Board of Directors (the “Board”) at the upcoming Annual Meeting of Stockholders (the “Annual Meeting”) currently scheduled for November 6, 2023.

As a reminder, the Radoff-Sudbury Group recently filed its own presentation detailing why the Radoff-Sudbury Group believes that LifeVantage is in urgent need of new perspectives in the boardroom following years of poor performance and governance under long-tenured directors Chairman Garry Mauro, Michael Beindorff and Darwin Lewis.

The Radoff-Sudbury Group commented:

“LifeVantage’s recent investor presentation and self-serving statements publicized by Board members fail to directly respond to the concerns we have raised and only reinforce that fresh perspectives are desperately needed in the boardroom. Based on the presentation’s contents and misleading information that attempts to justify the Company’s poor capital allocation and corporate governance practices, it is apparent that the Board is unwilling to consider new perspectives and do what is right for long-suffering stockholders. The Board is conveniently ignoring the indisputable fact that LifeVantage stockholders have endured over a decade of dismal performance – destroying 70% in stockholder value under Mr. Mauro’s reign as its 10-year Chairman. We question why the current directors are so resistant to adding new voices to the Board and steadfast in their resolve to stand by Mr. Mauro and his indefensible track record. We encourage our fellow stockholders to see through LifeVantage’s smokescreens and entrenchment tactics and evaluate the facts before deciding which slate of director candidates would truly put stockholders’ best interests first.”

LIFEVANTAGE MISINFORMATION VS. THE FACTS

Financial Performance and Consultant Attrition

LifeVantage’s Myth	The Facts
• “Our New Plan Has Driven Outperformance… We believe that our improved relative total shareholder return (“TSR”) reflects our progress under our rebuilt leadership team and new LV360 strategy”

•

Despite claims that the Board’s “transformation plan” is working, LifeVantage has continued to deliver poor financial performance.

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The Company reported a drop in earnings per diluted share from $0.79 in fiscal year 2020 – when the so-called “transformation plan” was supposedly initiated – to $0.20 per share in fiscal year 2023.

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Stockholders that invested their money in the Company as recently as 2020 have lost 61% in the value of their investment.[1]

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“Since the pandemic, we significantly transformed the business, starting with a new CEO who restructured the entire management team and worked with the Board to develop a sustainable strategy for long-term success”

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The so-called “transformation plan” has resulted in a 73% year-over-year decline and a 17% year-over-year decline in EPS in 2022 and 2023, respectively.

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The Board – under Mr. Mauro’s leadership as Chairman – has overseen a decline in TSR of 70% over the past decade.[2]

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“… Consultants [could] lose confidence in the Company and destabilize the business at a critical time… we developed an industry-leading direct selling compensation program for consultants and customers, a state-of-the-art customer loyalty program, launched several new successful products, developed new digital tools and an enhanced app and entered new international markets”

•

LifeVantage’s independent consultant base has been in rapid decline. Since 2020, the Company has seen a 26% decline in consultants, a 16% decline in customers and a 20% decline in active accounts.

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These concerning declines underscore the need to install proven operators with direct selling experience in LifeVantage’s boardroom.

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In fact, we have received unsolicited messages from consultants who have indicated that they hope to see change implemented at the Board-level.

1 Three-year TSR calculated as of market close on August 10, 2023, the last day prior to the public announcement of the nomination of the Radoff-Sudbury Nominees.

2 10-year TSR calculated as of market close on August 10, 2023, the last day prior to the public announcement of the nomination of the Radoff-Sudbury Nominees.

Capital Allocation Decisions

LifeVantage’s Myth	The Facts

•

“Our Major League Soccer Sponsorship is Valuable… The annualized cost of LifeVantage’s sponsorship deal with Real Salt Lake (“RSL”) is currently the lowest in Major League Soccer… Our relationship with RSL has helped drive customer and consultant interest in our brand and enabled us to compete more effectively with the many other direct selling companies that have also sponsored teams and stadiums”

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In 2013, the 10-year, $30 million deal was reported to be “one of the league’s largest” deals ever inked.[3]

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LifeVantage has been dealing with significant consultant and customer attrition issues, so clearly the costly investment in the soccer sponsorship and associated advertising has not paid off and was a waste of stockholder dollars.

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This was a poorly thought-out investment, based on the drag on the Company’s bottom line and its decision not to extend the sponsorship.

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“Our Office Lease Is Market-Priced… Our new office space, which we opened in 2021, is an important part of our strategy … Importantly, the rent per square foot for our office is in-line with city-wide rates for Class A office space in Salt Lake City”

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We question the Board’s decision to commit to a $17.3 million lease for office space when the majority of its revenue-generating workforce is its consultants.

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LifeVantage fails to acknowledge it is located outside of Salt Lake City while comparing the lease to city rates.

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Even so, LifeVantage is paying a premium per square foot compared to the average asking price in the region and will pay nearly $2 million in one year alone for just two floors of office space.

3 Source: Sports Business Journal, Real Salt Lake Announces LifeVantage Will Supplant Xango As Jersey Sponsor.

Corporate Governance Issues

LifeVantage’s Myth	The Facts
• “The Board is comprised of seven engaged directors with an average tenure of 6.5 years who collectively own approximately 7% of LifeVantage stock”

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The directors we are seeking to replace on the Board have excessively long tenures for public company directors: Mr. Mauro for an astounding 15+ years, Mr. Beindorff for nearly 12 years and Mr. Lewis for over 6.5 years.

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Our Group owns nearly twice as much stock as the entire Board combined and almost all the shares owned by the current directors were granted to them rather than purchased on the open market – underscoring the Board’s lack of alignment with stockholders.

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Of the 6.54% of stock the Board collectively owns, approximately 6% was granted to them through stock awards.

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“We gave proper notice of the original September 15 record date… When we needed to amend it to allow for more time to prepare our proxy materials, we gave more than three weeks’ advance notice of the delayed record date of September 27…”

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The Board admits it failed to provide proper notice of the September 27 record date for the upcoming Annual Meeting, in violation of U.S. Securities and Exchange Commission (“SEC”) Rule 14a-13(a)(3).

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The Board appears to have intentionally manipulated the Company’s corporate machinery to influence the voting outcome at the upcoming Annual Meeting by buying itself more time to attempt to place shares into friendly hands or otherwise game the system in the Company’s favor.

• “The Radoff-Sudbury Group is referring to a proxy solicitor call script which merely invites shareholders to call our proxy solicitor and contains no substance…”

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The Board failed to properly file this, among other stakeholder communications with the SEC, violating SEC Rule 14a-6.

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We find it highly concerning that the Board appears to have intentionally avoided filing certain communications with the SEC in an apparent effort to create an uneven playing field and sway how stockholders will vote at the upcoming Annual Meeting. The Board’s habitual and repeated violations of SEC regulations show an apparent disregard for securities law and stockholders’ interests.

• “Mr. Mauro is not currently acting as a stockbroker, but he remains licensed and has all the qualifications to do so if he associates with another broker-dealer”

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A public record search shows that Mr. Mauro apparently has not been a registered financial professional with FINRA or the SEC since 2021 despite claims of being a licensed stockbroker in his proxy bio.

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Mr. Mauro’s inclusion that he is “a licensed stockbroker” in his proxy bio filed with the SEC is not only inaccurate but also misleading.

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“Mr. Radoff also complains that the targeted directors do not have sufficient share ownership, but each of those three directors owns more stock than Mr. Radoff owns at Harte-Hanks and Farmer Brothers, where he serves as a director”

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This statement is categorically false. According to the latest proxy statements of each company, Mr. Radoff personally owns nearly 3% of Harte-Hanks, Inc. and ~2% of Farmer Bros. Co.’s outstanding shares, which is more than all three targeted directors’ stake in LifeVantage.

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The directors we are seeking to replace own a de minimis amount of LifeVantage stock. Messrs. Beindorff, Lewis and Mauro respectively own just 0.87%, 0.70% and 1.49% of the Company’s outstanding shares – with nearly all being granted to them through stock awards.

The Radoff-Sudbury Group’s Intentions

LifeVantage’s Myth	The Facts
• “In over two years of engagement, the members of the Radoff-Sudbury Group have failed to offer any substantive recommendations for improving our business”

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Since our engagement began over two years ago, we have offered clear solutions on how to improve LifeVantage’s corporate governance and performance for the benefit of all stakeholders – including Mr. Judd’s rebuffed offer to present his views directly to the Board.

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Our Group made numerous good-faith attempts to work constructively with the Board to avoid a proxy contest.

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Despite representing the largest LifeVantage stockholder, our Group was met with resistance from the Board, who refused to meaningfully consider our nominees and made various defense maneuvers and entrenchment tactics in direct response to our feedback.

• “[Mr. Radoff] has a large ownership stake in a competitive business, creating conflicts of interest and potential loyalty issues”

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As successful investors, Messrs. Radoff and Judd are passive owners in other companies, which does not preclude them from serving on LifeVantage’s Board.

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Messrs. Radoff and Judd are collectively the largest stockholder of LifeVantage – owning 12.8% – meaning their interests are squarely aligned with the Company’s owners: creating sustainable, long-term value.

• “The election of the Radoff-Sudbury candidates would remove valuable skills and critical leadership from the Board at a vital time during the Company’s complex business transformation”

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Messrs. Beindorff, Lewis and Mauro do not possess audit, financial or capital allocation experience, and have overseen poor capital allocation decisions, including the $30 million MLS deal, an irresponsible, 11-year $17 million office lease and questionable related party transactions.

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We have nominated a slate of highly qualified individuals – including two Audit Chairs – with extensive financial, direct selling and wellness industry expertise to address experience gaps in the boardroom.

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Our slate has a track record of value creation. Mr. Lohner has applicable industry experience as an investor and executive of direct selling companies. Meanwhile, Mr. Judd delivered 1,951% in stockholder value while serving as the CEO and a director of FitLife Brands Inc. (Nasdaq: FTLF) and Mr. Radoff delivered 239% in stockholder value while serving as a director at VAALCO Energy, Inc. (NYSE: EGY).[4]

• “Replacing half of our independent directors with individuals…”

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This is a misleading statement, as our Group is seeking to replace three directors on LifeVantage’s seven-member board.

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If elected to the Board by stockholders, our nominees would represent a minority.

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“…the Radoff-Sudbury Group has refused to permit its candidates to even interview absent a commitment from us ahead of time that two of our six independent directors will retire from the Board by the 2024 Annual Meeting”

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The Radoff-Sudbury nominees indicated that given LifeVantage’s recent defensive actions – including the harassing letter delivered directly to Mr. Lohner’s employer just two days prior – they did not believe the interview request was made in good faith.

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Nevertheless, the Radoff-Sudbury nominees did complete and deliver LifeVantage’s D&O Questionnaires and Messrs. Judd and Radoff indicated a willingness to meet with the Nominating and Corporate Governance Committee directly to express their views.

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The Board made clear through our discussions its unwillingness to constructively engage with us on any meaningful Board refreshment until at least 2027.

***

4 Source: Bloomberg. FTLF TSR calculated from February 18, 2018 through October 6, 2023. EGY TSR calculated from June 25, 2020 through January 28, 2022.

VOTE “FOR” THE HIGHLY QUALIFIED RADOFF-SUDBURY NOMINEES ON THE BLUE PROXY CARD AHEAD OF LIFEVANTAGE’S UPCOMING ANNUAL MEETING ON NOVEMBER 6, 2023.

ONLY YOUR LATEST DATED VOTE COUNTS. IF YOU VOTED FOR THE COMPANY’S NOMINEES PREVIOUSLY, A LATER DATED VOTE FOR THE RADOFF-SUDBURY NOMINEES WILL OVERRIDE YOUR PRIOR VOTING INSTRUCTIONS.

IF YOU HAVE ANY QUESTIONS REGARDING HOW TO VOTE, PLEASE CALL SARATOGA PROXY CONSULTING AT (888) 368-0379 OR (212) 257-1311 OR BY EMAIL AT INFO@SARATOGAPROXY.COM.

PLEASE KNOW THAT BOTH YOUR INTERACTION WITH OUR PROXY SOLICITOR AND YOUR VOTING DECISION ARE COMPLETELY CONFIDENTIAL.

***

Contacts

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com